UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2017

Novanta Inc.

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2017, Novanta Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 32,394,674 common shares were present or represented by proxy at the meeting, representing approximately 93.74 percent of the Company’s common shares outstanding as of March 31, 2017, the Record Date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2017.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2018, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	27,631,347	1,214,940	3,548,387
Dennis J. Fortino	27,586,671	1,259,616	3,548,387
Matthijs Glastra	28,649,164	197,123	3,548,387
Brian D. King	28,632,182	214,105	3,548,387
Ira J. Lamel	28,639,230	207,057	3,548,387
Dominic A. Romeo	28,639,671	206,616	3,548,387
Thomas N. Secor	28,188,406	657,881	3,548,387

Item 2 — Approval, on an advisory basis, of the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
27,464,094	1,305,589	76,604	3,548,387

Item 3 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2018 annual meeting of shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
32,358,877	15,630	20,167	0

Based on the foregoing votes, each of the seven nominees for director was elected and Items 2 and 3 were approved.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novanta Inc.
(Registrant)

Date: May 11, 2017	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer